Exhibit 99.02

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EDITED TRANSCRIPT
AB - AllianceBernstein Holding L.P. at Bank of America Merrill Lynch Banking & Financial Services Conference

EVENT DATE/TIME: NOVEMBER 12, 2013 / 03:30PM GMT

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NOVEMBER 12, 2013 / 03:30PM GMT, AB - AllianceBernstein Holding L.P. at Bank of America Merrill Lynch Banking & Financial Services Conference

CORPORATE PARTICIPANTS

Peter Kraus AllianceBernstein Holding L.P. - Chairman & CEO

Sharon Fay AllianceBernstein Holding L.P. - Head of Equities

CONFERENCE CALL PARTICIPANTS

Cynthia Mayer Bank of America Merrill Lynch

PRESENTATION

Cynthia Mayer - Bank of America Merrill Lynch

Alliance remains one of the largest and most diversified asset managers in several ways, asset class, distribution, and geography. It's also the only public asset manager with a grandfathered MLP structure, giving it among the best yields in asset management.

That said, as I think most of you know, Alliance has weathered some tough challenges in performance and flows in the last few years. Its management has responded not by merely rebuilding but also adding new capabilities and investment talent and opening the architecture in some cases. With markets rising and costs contained, its earnings are up really 30% or more in the last year on a normalized basis though flow challenges do persist as noted in last night's AUM release.

So with us here today are Chairman and CEO, Peter Kraus, and Head of Equity, Sharon Fay. Peter's been CEO since December 2008 and previously spent most of his career at Goldman Sachs where he was co-head of the investment management division, an investment banker and head of FIG.

Sharon's been with AllianceBernstein for 23 years, beginning as an analyst and moving up through Global Equity. She's currently CIO of Global Value Equity as well as being head of equities overall, so hopefully we'll hear a lot about how the firm is positioning itself for the best performing asset class of next year.

And I think Peter's going to start us off and then Sharon will take over. So thank you very much for coming.

Peter Kraus - AllianceBernstein Holding L.P. - Chairman & CEO

Thank you, Cynthia. And thank you all for being here today to allow us to share with you our views on the firm.

Thanks again for having us at the conference. It's a pleasure to be here. I am particularly happy Sharon is here with me today to talk about the turnaround she has executed within our equity practice.

Next month, as Cynthia noted, I'll celebrate five years with AB, so I'll start today's presentation with a report card on all that we have achieved during the first five years of my tenure. I've already signed on for another five years, which I'm excited about, to ensure that now that we've got so much of the heavy lifting behind us I can be here to see the firm grow.

We've made great strides and I look forward to sharing the highlights with you today, so let's get to it. As you can see, in many of our conferences or earnings presentations over the past few years you are familiar with what we call the four pillars slide. It lays out that the four key initiatives of our strategy to improve our investment performance across our services, build a broader and a more balanced business, innovate for our clients with offerings that meet their evolving needs, and produce financial results that reinforce the strength of our firm with both clients and stakeholders.

We have been relentless in pursuing every one of these initiatives and we're constantly putting points on the board. There is no way I could share all of what we've accomplished over the past five years on one slide, but we can certainly hit the highlights, so here's a best-of slide.

On performance, I couldn't be prouder of our global fixed income franchise. Our teams have maintained stellar performance records, even through the volatility of the past six months.

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NOVEMBER 12, 2013 / 03:30PM GMT, AB - AllianceBernstein Holding L.P. at Bank of America Merrill Lynch Banking & Financial Services Conference

For the three-year period through September 30, 89% of our assets were in strategies that outperformed their benchmarks. For the five year it's no less, 87%.

In equities, you'll hear a lot more on this from Sharon, but we've dramatically improved our investment performance particularly as markets have become more constructive. Through the one year period through September 30, nearly three-quarters of our active equity assets were in outperforming services, some by as many as 1,000 basis points. Performance is the primary way we deliver for our clients, but it's just as important to be relevant in all of the channels, regions and asset classes that matter to our clients.

Our progress here comes through in how our RFP and pipeline activity has been trending. Right now we're on track for a fourth straight year of higher RFP activity with the growth coming from more diverse areas than ever before. Where 2010 and 2011 activity was driven largely by our strength in fixed income, in the past two years we have seen more interest in equities, alternatives and multi-asset.

As a result, not only have these areas grown as a percentage of our pipeline, they are also making it more profitable. Our $4.7 billion pipeline at the end of the third quarter was about even in dollar terms in AUM with where we were two years ago, yet the estimated annual fee rate on this new business has more than doubled during that time.

In fact, it's higher than both our overall and institutional average annualized fee rates today. This makes me feel pretty good about the underlying strength of our institutional business and our long-term prospects from here.

We've made smart acquisitions to diversify into promising areas like fund of funds and absolute return strategies and soon concentrated growth equities with our WP Stewart deal. We've reinvigorated our retail business, an area where we had disinvested for years prior to the financial crisis. We've had to rebuild our credibility, our product offering, and our presence in key markets around the world.

We've done all of the above. Today, our retail gross sales are on pace to match 2012's record, and the third quarter was our seventh consecutive $10 billion-plus sales quarter.

With unprecedented demand for our global high-yield and American income offerings over the past couple of years, we've built a huge presence in Asia ex Japan. Now we have amongst the highest AUM shares in Taiwan, Hong Kong, and in Singapore.

Any discussion of our success with global expansion must include our leading sell-side business. We are truly differentiated in this business both in the quality of our research and in the ability to build out, both in Europe and in Asia, while others have retreated.

We are well on our way to positioning ourselves as distinctively in these regions as we already have in the United States of America. A commitment to innovation with our research, our investment solutions, and how we serve clients has been key to all we've been able to accomplish in the past five years. During that time we've introduced a wide range of new client offerings across asset classes, channels, and regions that have together gathered about $70 billion in assets.

This includes everything from launching a new product from scratch to tailoring an existing offering for a particular client, to retooling a service for a new channel or audience. Now, not everything has worked. We've shut down plenty of services that couldn't get traction, but a lot has worked and worked very well.

Like Select US Equity - a $1 billion service when we brought the team here in May, 2011, that is $8 billion today. Our Inflation Suite, which we built from scratch to a $2 billion offering, and our Real Estate Private Equity and commercial lending services, which were among the most successful recent launches in the space.

We've innovated in private client, as well, from traditional stocks and bonds five years ago. We've evolved this platform to include volatility management, broad access to alternatives, and diverse sources of both alpha and beta. This has energized both our advisors and our clients.

Finally, we bolstered AB's financial footing over the past five years, which has helped us to restore the faith of our clients and our stakeholders in the underlying strength of the firm and our ability to compete over the long term. We tackled our cost structure focusing most on our two biggest expense items, real estate and compensation. Through these and other cost-cutting initiatives we've been able to steadily improve our margin.

Our adjusted margin has been above 20% for five straight quarters and we won't stop until we are competitive with the peer group. So there you have it. Five years of progress packed into one slide.

We've worked incredibly hard to get where we are today and we don't have any intention of letting up. We owe it to our clients and stakeholders to keep striving for a future of growth.

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NOVEMBER 12, 2013 / 03:30PM GMT, AB - AllianceBernstein Holding L.P. at Bank of America Merrill Lynch Banking & Financial Services Conference

Now, I would like to introduce Sharon Fay, who has done an unbelievable job of turning around our equities business and in some extremely challenging circumstances. Under her leadership, we have managed to maintain our deep research focus and strict investment discipline and get better at imagining the future for clients to anticipate their evolving needs.

It hasn't been an easy task but I'm extremely proud of what she has executed. Now, let's hear from Sharon.

Sharon Fay - AllianceBernstein Holding L.P. - Head of Equities

Thank you, Peter. So you've just heard Peter talk about some of the big steps we've taken to reshape our firm and I'd like to really talk a little more about the thinking behind that and how it applies specifically to equities.

I think it all starts with a change in how we think about diversification. If you go back in time it was really much simpler. You bought equities to generate returns and you bought bonds to control risk.

Today, you can use stocks and bonds to achieve both of these goals. So the investment landscape today is much more nuanced and demanding.

And here's how these changes are playing out in the equities world. In the past, the lion's share of clients' typical equities allocation consisted of traditional return-seeking active equities, styles such as value, growth, and core as you can see in the display.

Today, these types of strategies generally play a much smaller role in a client's allocation. They've been crowded out at both ends of the spectrum.

Passive allocations, especially in large cap, are much larger today than they have been in the past and lower volatility equities and sophisticated smart beta strategies to help reduce risk have also gained share. On the return seeking side, at the top of the bar, equity hedge funds and concentrated strategies are attracting increasing amounts of client capital. We have adapted to this changing reality.

Once we were primarily a style house -- value, growth, and blend equities -- and we had three independent business units pursuing each of these specialties. In August 2010, the businesses were unified into a single equities group under my leadership.

At the time, we defined the three key objectives for this unified group. The most important, probably, was to improve investment performance but the second was really to bring a better balance to our offering to clients expanding beyond just style mandates. And the third was to retain, elevate, and attract talent.

So we've made a lot of progress on each of these. Let's take a look.

To improve performance we took a number of steps and I'm just highlighting some of the key ones here. We started by streamlining the growth research structure eliminating overlapping coverage. We took steps to align key portfolio manager talent with our most important strategies.

One example of that would be we added two senior professionals to our international and global value team, frankly, at a time when other value managers were being forced to cut back on resources. And more recently, we combined our global growth and thematic efforts to better leverage the insights of our research team on long-term secular growth prospects and disruptive technologies.

To bring better balance we've done a lot. Internally, which is the top of this timeline, we've built new services based on our existing capabilities to provide a more diverse set of responses to client needs.

We have launched a few new emerging market services designed to capture equity returns but with lower volatility. We have also launched a suite of low volatility services and we have broadened our successful small-cap expertise internationally.

Externally, which is below the line, we have made two key acquisitions to add depth to our lineup. The goal has been to bring on board capabilities that clients are seeking. So Kurt Feuerman and his team, as Peter said, came from Caxton, have really been a great success for our clients and for Kurt and his team. And we expect to close soon on WP Stewart who offers concentrated US, EAFE, and global growth strategies.

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NOVEMBER 12, 2013 / 03:30PM GMT, AB - AllianceBernstein Holding L.P. at Bank of America Merrill Lynch Banking & Financial Services Conference

And finally, on the talent front, we've given veteran analysts and portfolio managers more responsibility in both existing services as well as some new ones, and we have consistently attracted new talent to the firm, particularly bolstering our efforts in global growth and frontier investing as well as in our research team. So as you can see here, we have done a lot to reshape our business and position it for the future.

Other firms have faced these types of challenges before. Periods of weak investment performance and a shifting landscape, the kind of common challenges in our industry. And I often get asked how did you manage to successfully transition the practice?

And frankly, the answer is clear to me. It all comes down to the strength of our investment culture. Our culture is defined by intellectual curiosity and rigor, and we're just as dedicated to our clients as we've always been.

And we've built on these strengths by instilling greater accountability, increased collaboration, and a more clearly defined meritocracy. So the bottom line is it's all about knowing what to change, but also knowing what to preserve. So we maintained our conviction and our discipline and at the same time evolved our capabilities into areas where clients were increasingly moving.

The net result of all of this is that we can offer our clients a much more balanced mix of services. Our performance is improving and it's helping stabilize growth. Clients and consultants have noticed we're winning new mandates and we're winning awards. And our business is now in a much stronger position to weather changing market dynamics and a more competitive landscape.

I will spend the remainder of my time going into more detail on these points. Here is how I would like to show the better balance of what we offer our clients today, along these two dimensions, so bear with me for a second, it's a little different depiction.

So the sources of return and risk are on the vertical axis and at the top is things that are driven primarily by market beta and the bottom primarily by alpha, and then pose patterns of risk and return with lower volatility being on the left-hand side, higher volatility on the right. So a few years ago, we were almost exclusively in the top right-hand corner. Our traditional value and growth strategies focus on compounding returns above the market but taking on a fair amount of volatility to do so.

And they do well in risk-taking environments, but when the markets became very risk-averse our clients' portfolios were less exposed and so were we. So today we've developed services that provide more stability of returns.

So low volatility, for example, which aims to capture market returns over long periods of time but with less absolute volatility and a very different payoff in expected alpha doing a better job of preserving capital during market downturns. For those who want less beta, absolute return strategies like global market neutral are now something we offer.

And, finally, WP Stewart as a concentrated growth manager to the bottom right-hand quadrant, an area we've been building up with opportunities with offerings like European opportunities, which I'll talk about in a second, and our new emerging markets consumer fund. So this means that clients who have today much more heterogeneous needs can find a wide variety of ways to use our services at AllianceBernstein to suit their long-term investing goals.

So on the performance front, as Peter said, we've come a long way. Most of our traditional growth and value services, which faced tough headwinds in recent years, are outperforming over the past year and in some cases massively.

So global value is 10 percentage points ahead of its benchmark, US strategic value, 9% and emerging markets growth 6.5%. So we still have a lot of work to do to get the three and five year track records back to where we want them, but I have every confidence that we will get there, especially given the steady improvement we have seen in the last 12 to 18 months.

I also want to note that our since-inception numbers are impressive, especially in strategies with very long-term track records. So emerging growth goes back to 1991 and US strategic value has a 40-year history going back to 1973.

Performance of our newer products has also been really good, so let me call out a few things on this slide. So select US equities, which Peter referenced to Kurt Feuerman's strategy, nearly 6% ahead of its benchmark on an annualized basis over the past nine years, and 11% for the long-short strategy.

European flexible which is coming up on its four year anniversary, nearly 6% annualized outperformance. And our new low volatility services are beating their benchmarks and stack up very well relative to peers. So while our newer products still make up a relatively small proportion of our equity AUM today, I expect this to grow as these track records mature and as we gain marketplace traction.

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NOVEMBER 12, 2013 / 03:30PM GMT, AB - AllianceBernstein Holding L.P. at Bank of America Merrill Lynch Banking & Financial Services Conference

Let's talk about how this is translating -- this improved performance is translating into an improvement in flows. Our year-to-date outflows are a third of what they were in the same period last year, both in an absolute dollar basis as we're showing here and as a percentage of assets under management.

Now, of course, we remain focused on returning our equity business to positive flows and the good news on that is that the tide is turning. Gross sales are up 50% in the first nine months of this versus last year. And so, despite the challenges we face, clients see that we have distinctive capabilities to offer them.

So let's look a little deeper at where the activity and growth is being sourced from. There's been a very tangible increase in activity in both institutional and retail channels.

We are seeing more RFPs across a range of equity services. We're getting in more of those searches and winning more of them.

And equities are a growing component of our institutional pipeline having doubled their share over the past year. And consultants are supporting several key services some of which are listed here.

Now the same goes for retail. Here we have achieved tremendous success with the select equity service run by Kurt. A leading US mutual fund distributor appointed us to manage an $800 million mandate, and we've also been added to the recommended list of another important US retail partner.

We're seeing success in US-select equities in addition to SMID-growth and global REITs across the globe. And finally, while small today, we have been steadily gaining share in equity income strategies, a category we expect to continue to grow.

This display provides a better flavor of how that increase in activity is translating into new mandates. So US Select, one of our most popular service, has major wins in both the US and Asia.

SMID Cap services also been gaining a great response from the market. Emerging market services as well. We now have a whole suite of emerging products that span the risk-return spectrum from EMMA, which stands for emerging markets multi-asset, designed to reduce volatility all the way to emerging markets value which is a deep value strategy seeking higher returns in today's bombed-out market.

And I want to draw attention especially to European opportunities, which is our newest offering. Despite launching with no track record, a large global private bank has chosen us for their private client platform in Europe and Asia.

They simply loved the depth of our research. They came into our offices and quizzed our analysts at length on every single holding in the portfolio. They were also drawn to the unique concept of this portfolio, an unconstrained concentrated service that aims to find strong, undervalued companies across the troubled European landscape.

So our success here reinforces my belief that our research-driven approach is still a compelling proposition for clients. And, as well, we've won a number of awards in the last 12 months.

So, I was heartened to see that you all think equities are going to do okay next year because we expect something similar. We expect equity markets to continue to be supportive.

So after this year's rally I think it's natural to ask are stocks overpriced? And it's true that valuations are back to more normal levels. And as you can see here, global stock valuations whether it's price-earnings ratio, price-to-cash flow, price-to-book value, look about average relative to their 43 year history, yet when compared to bond yields they look very attractive ranking in the top decile of valuation.

Now, interestingly, when you look at it from a regional perspective, the picture is not uniform. So the US stocks are the diamonds on the right are more expensive than usual but non-US stocks are still very attractively valued particularly in emerging markets.

And this picture looks even more appealing if you look at it through a value lens. Here what we're showing is the spreads between the cheapest and most expensive global stocks are still very wide. This means there are many attractively valued stocks out there to be found.

And when these spreads narrow or the line goes down, value equities outperform. And since the peak they've only come down about 12% of the way towards the typical trough. So as a result, we expect even more outperformance to come in the period ahead. And this will provide strong rewards to our clients who stuck with us through very difficult time periods and also to our firm as value mandates remain an important part of AllianceBernstein's business.

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NOVEMBER 12, 2013 / 03:30PM GMT, AB - AllianceBernstein Holding L.P. at Bank of America Merrill Lynch Banking & Financial Services Conference

So from my perspective, I'd say that despite the challenges of the last five years we're really in a great place. A great place for navigating today's markets, for delivering for our clients and to grow our business in the areas where our clients most want to be.

Investment performance is really on the road to recovery, it's much better today and clients can now find many different ways to access the markets with us. And the research culture which has driven our long-term successful track records, continues to thrive. It's the bedrock of all of our equity strategies.

And as I said earlier, people are noticing. Consultants see how we've changed and clients with varying risk and return goals are rediscovering how we can help them get the most from their equity allocations. So thank you for your time and attention and Peter and I are now happy to answer any questions you may have.

QUESTION AND ANSWER

Cynthia Mayer - Bank of America Merrill Lynch

Great. Thanks a lot. Maybe I'll start off with a question while we work the microphone around, which is the fee rate of your pipeline is twice what it had been, yet you're still overall in outflows.

So how do we square the two of these? Is there a way to look at the flows in terms of the associated revenues? Are you at the tipping point where the overall revenues of the money coming in or the net is positive even if the outflow is in terms of AUM are negative?

Peter Kraus - AllianceBernstein Holding L.P. - Chairman & CEO

I don't think it's easy to decipher that, but we wanted to provide that information to stakeholders because historically people only looked at one thing, AUM. AUM is -- not all AUM is equal.

And as we had been building out the firm and many of the services that Sharon spoke to, in particularly the concentrated services, carry fees that are much more attractive or higher than the average, and as we build those activities that has a reinforcing effect on revenues even though the AUM may, in fact, be compliant. So we like to point out to people so that they can be fully briefed on what's actually happening in revenues to that pipeline.

And if that trend continues, that's obviously a positive thing. It will make it a little bit more complicated to conclude what's happening in the financials if you're only looking at AUM.

That is true. But we're trying to give you more information so that it becomes clear.

Cynthia Mayer - Bank of America Merrill Lynch

All extra color is great. Okay we have a question over there.

Unidentified Audience Member

So you had that great chart on past and today for the mix of the assets in the industry. And so if you would just take that another step and think about maybe 5 or 10 years out future, what does that chart look like and then how are you incorporating that into your business model?

Sharon Fay - AllianceBernstein Holding L.P. - Head of Equities

I think that's a great question because the today is a little bit of a stylized picture, as I'm sure you understand, and I'd say it kind of captures where the most sophisticated clients are. And so there is another group that is probably catching up to that.

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NOVEMBER 12, 2013 / 03:30PM GMT, AB - AllianceBernstein Holding L.P. at Bank of America Merrill Lynch Banking & Financial Services Conference

But I suspect that leading group will change by the time everyone catches up to that. And my suspicion is that those traditional active strategies will actually regain some share because I think we've all moved to fight the last battle and are kind of, as a result, leaving some opportunity on the table.

But I do think that concentrated bucket, I think more of these strategies will migrate to very high active share-type strategies. Some will be concentrated, some can just be high active share without being quite so concentrated.

So I think the trend to making your active equities more active is definitely intact whether it's today or the next five years. I think at the bottom end of that chart, passive, and some of the smart beta strategies and some of the more risk-protection strategies will probably lose share.

There was an interesting article earlier this week saying that some of the endowments and foundations are starting to modestly shift some of their money out of alternatives and into active equities. I thought that was very interesting kind of maybe leading indicator saying that you get liquidity and they, obviously, still see good returns in those and maybe not as good returns with some of the alternatives going forward. So I was heartened, personally, to see that article.

Unidentified Audience Member

How do consultants feel about the shift to more concentrated risk on the part of clients?

Sharon Fay - AllianceBernstein Holding L.P. - Head of Equities

So, that's a really interesting question and I've been discussing that with a number of the consultants because I think they are behind the idea. So, for instance, some of the consultants liked more thematic-type strategies like the emerging consumer idea. Others like concentrated.

I worry a little bit about the governance of these mandates because if you're going to be even less constrained to a benchmark you're just going to have more volatile relative return results, is how are you going to manage that? I haven't gotten a great answer so far on how we'll parse that but I think, in part, what the consultants are trying to encourage their clients to do is say, well, you have a smaller allocation to that so you need to make it work harder, but I think it's only over the next few years we'll figure out what's the communication around that because it is going to be tricky.

I think you were hitting on an important element, so we'll see.

Cynthia Mayer - Bank of America Merrill Lynch

Maybe as a follow-up to that, you've added all these capabilities, the Caxton group, low-vol and European opportunity, so what other areas would you want to add?

Are there other gaps? And then also just strategically, everything you've added that's been relatively small and then you've begun to scale it, considering how large the firm is, overall, why have you not gone for a larger acquisition that would be immediately impactful?

Sharon Fay - AllianceBernstein Holding L.P. - Head of Equities

I'll answer a part of that and I'll let Peter answer part of that as well. I guess part of what you're asking me is what's on my Christmas list or what else I can bring to AllianceBernstein.

We took a pretty -- being a research house we took a very research-oriented approach to this and identified a few gaps in our lineup where we thought we could better source those capabilities from outside the firm than develop them inside the firm. So one is, what I would call, style agnostic or no persistent style bias, but highly active strategies in both the global and EAFE world.

So Kurt really occupies that in the US world, but looking for a global or EAFE complement is something on my list. And, again, looking for a solid global long-short manager, again, to complement what we have in Europe, today what we have in Kurt's group would be a nice way to round it out, but I don't have a long list.

In terms of, I'm going to answer the why small question from my vantage point. I think there's a real opportunity today, in the marketplace, for talent. And that is really good numbers used to define success in our business. If you have really good numbers the assets flowed.

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NOVEMBER 12, 2013 / 03:30PM GMT, AB - AllianceBernstein Holding L.P. at Bank of America Merrill Lynch Banking & Financial Services Conference

It's no longer happening that way. So there are teams out there with really good numbers, really good processes, with very little hope of translating that into some kind of financial stability or success.

And so that's why I think they're interested in coming to AB and they come to a firm that has a long history of a strong equity culture and so they feel at home. And from a kind of how do you manage your talent pool, small teams are much easier to integrate with the existing team and not lose the kind of current talent that you've had for a long period of time.

So from a management perspective, there is this great opportunity and it's more easily implementable. And, frankly, we add a lot more value to a small team that we grow to scale than buying something that's already at scale.

And I'll say one last thing and I'll let Peter have this. As the world moves to more concentrated equity strategies, or more high alpha strategies, they by design are going to have capacity limits. So you're not going to be able to scale something like that to a $50 billion offering, which means you probably need more offerings and then limit those once they reach what you think is a fair capacity.

So it's a slightly different business model then we operated on in the past. Peter?

Peter Kraus - AllianceBernstein Holding L.P. - Chairman & CEO

Nothing to add. Perfect.

Cynthia Mayer - Bank of America Merrill Lynch

Okay. Any other questions? No, why don't we wrap it up there.

Thank you very, very much for coming. Really appreciate it.

Peter Kraus - AllianceBernstein Holding L.P. - Chairman & CEO

Thank you.

Sharon Fay - AllianceBernstein Holding L.P. - Head of Equities

Thank you.

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